Exhibit 10.29.2

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of January 27, 2005, among Refocus Group, Inc., a Delaware corporation (“Debtor”), Refocus Ocular, Inc., a Delaware corporation (the “Guarantor”), and Medcare Investment Fund III, Ltd., a Texas limited partnership (hereinafter, the “Secured Party”).  Debtor and Guarantor are referred to collectively herein as the “Grantors.”

WHEREAS, Debtor is the Maker of that certain Secured Bridge Note in the principal amount of $500,000, dated as of the date hereof (the “Note”), payable to Secured Party;

WHEREAS, the Guarantor is a wholly owned subsidiary of Debtor and, pursuant to a Guaranty dated as of the date hereof (the “Guaranty”), will guaranty the obligations of Debtor under the Note;

WHEREAS, the execution of this Agreement is a condition to the delivery of the Note; and

WHEREAS, the Guarantor will derive substantial benefit from the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.  The term “State,” as used herein, means the State of Delaware. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified herein.  The term “Obligations” as used herein means all of the indebtedness, obligations, and liabilities of the Grantors to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Note, the Guaranty, any and all future indebtedness of the Grantors to the Secured Party, any other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement, and the term “Event of Default,” as used herein, means the failure of a Grantor to pay or perform any of its Obligations as and when due to be paid or performed.

Section 2.  Grant of Security Interest.  The Grantors hereby grant to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledge and assign to the Secured Party, the following properties, assets, and rights of the Grantors, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”):

(a)           each Patent referred to in Schedule I attached hereto, all inventions and improvements described and claimed therein, all reissues, divisions, continuations, renewals, modifications, substitutions, extensions and continuations-in-part thereof, all improvements, modifications, or enhancements thereto, and all trade secrets and know-how pertaining to any of the foregoing, all income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, all rights to sue for past, present and future infringements thereof, and all rights corresponding to any of the foregoing in the United States, its territories and possessions (collectively, the “Patents”);

(b)           each application for a Patent (“Patent Application”) referred to in Schedule I, together with any reissues, continuations, divisions, modifications, substitutions, extensions and contintuations-in-part thereof, all income royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, all rights to sue for past, present and future infringements thereof, and all rights corresponding to any of the foregoing in the United States, its territories and possessions;

(c)           each trademark and service mark application or registration and each common law mark (“Trademarks”) referred to in Schedule II, and any renewals thereof, together with the goodwill of the business to which the Trademarks pertain, and all income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, all rights to sue for past, present and future infringements thereof, and all rights corresponding to any of the foregoing in the United States, its territories and possessions; and

(d)           all products and proceeds of the foregoing, including, without limitation, any claim by a Grantor against third parties for past, present or future infringement of any Patent, Patent Application or Trademark.

Section 3.  Authorization to File Financing Statements.  The Grantors hereby irrevocably authorize the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that contain any information required by Part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Grantors.  The Grantors agree to furnish any such information to the Secured Party promptly upon request.

Section 4.  Actions as to Any and All Collateral.  The Grantors agree to take any action reasonably requested by the Secured Party to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that a Grantor’s signature thereon is required therefore, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection, or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) obtaining governmental and other third-party consents and approvals, and (d) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

Section 5.  Representations and Warranties Concerning Grantors’ Legal Status.  The Grantors have previously delivered to the Secured Party a certificate signed by the Grantors and entitled “Perfection Certificate” (the “Perfection Certificate”).  Each Grantor represents and warrants to the Secured Party as follows:  (a) the Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Grantors are an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Grantor’s organizational identification number or accurately states that the Grantor has none, (d) the Perfection Certificate accurately sets forth the Grantor’s place of business or, if more than one, its chief executive office as well as the Grantor’s mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Grantor is accurate and complete.

Section 6.  Covenants Concerning Company’s Legal Status.  Each Grantor covenants with the Secured Party as follows:  (a) without providing at least 30 days prior written notice to the Secured Party, the Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Grantor does not have an organizational identification number and later obtains one, the Grantor shall forthwith notify the Secured Party of such organizational identification number, and (c) the Grantor will not change its type of organization, jurisdiction or organization, or other legal structure.

Section 7.  Representations and Warranties Concerning Collateral, Etc.   The Grantors further represent and warrant to the Secured Party as follows:  (a) the Guarantor is the owner of the Collateral, free from any adverse lien, security interest, or other encumbrance, except for the security interest created by this Agreement; (b) all of the Collateral is valid and subsisting and in full force and effect; (c) as of the date hereof, except for the Patents, Patent Applications and Trademarks on the Schedules attached hereto, no Grantor owns any patent, trademark and service mark rights in the United States that pertain to, or are utilized in, Debtor’s PresVIEW Scleral Implant, the PresVIEW Incision System, or Debtor’s scleral spacing procedure for the treatment of presbyopia, ocular hypertension and primary open angle glaucoma in the human eye; and (d) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete.

Section 8.  Covenants Concerning Collateral, Etc.  The Grantors further covenant with the Secured Party as follows:  (a) except for the security interest herein granted, the Guarantor shall be the owner of the Collateral free from any lien, security interest, or other encumbrance, and the Grantors shall use all commercially reasonable efforts to defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (b) the Grantors shall not pledge, mortgage, or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Secured Party, (c) the Grantors will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (d) the Grantors will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (e) the

Grantors will not license any of the Collateral or grant any other right or permission to use any of the Collateral, (f) the Grantors will not grant any covenant not to sue or immunity from suit on any of the Collateral; (g) the Grantors will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein; (h) the Grantors will promptly notify the Secured Party of the existence of any new Patents, Patent Applications or Trademarks in the United States not identified on Schedules I or II hereto so that the Secured Party may further perfect its security interest therein by, inter alia, recording its security interest therein with the United States Patent and Trademark Office or with any state; and (i) at their expense, the Grantors will perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid and subsisting, including, without limitation, (x) the prosecution of each Patent Application to issuance unless all claims therein have been finally rejected by the Patent Office and, after consultation with the Secured Party, the Grantors determine in their reasonable business judgment that further prosecution is unlikely to secure allowance of any finally rejected claim, (y) the payment of all maintenance fees on each Patent, and (z) the filing of any renewal affidavits and applications for each registered Trademark, subject to cessation of use, as determined by the Grantors in their reasonable business judgment.

Section 9.  Collateral Protection Expenses.  In its discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral and pay any necessary filing fees.  The Grantors agree to reimburse the Secured Party on demand for any and all expenditures so made.  The Secured Party shall have no obligation to the Grantors to make any such expenditures, nor shall the making thereof relieve the Grantors of any default.

Section 10.  Power of Attorney.

10.1        Appointment and Powers of the Secured Party.  Each Grantor hereof irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

(a)           upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve, or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to patentable inventions and processes, and (ii) the execution, delivery, and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments, or other instruments of conveyance or transfer with respect to such collateral; and

(b)           to the extent that the Grantor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect thereto, with or without the Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature.

10.2        Ratification by Company.  To the extent permitted by law, the Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

10.3.       No Duty on Secured Party.  The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

Section 11.  Remedies.  If an Event of Default shall have occurred and be continuing, the Secured Party may, without notice to or demand upon the Grantors, declare this Agreement to be in default, and the Secured Party shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral.  The Secured Party shall give to the Grantors at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Grantors hereby acknowledge that five Business Days prior written notice of such sale or sales shall be reasonable notice.  In addition, the Grantors waive any and all rights that they may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

Section 12.  Standards for Exercising Remedies.  To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Grantors acknowledge and agree that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete work in process into finished products for disposition, (b) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized name, (c) to contact other persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of the Collateral, or (d) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Secured Party in the collection for disposition of any of the Collateral.  The Grantors acknowledge that the purpose of this Section 12 is to provide nonexhaustive indications of what actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 12 shall be construed to grant any rights to the Grantors or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 12.

Section 13.  No Waiver by Secured Party, Etc.  The Secured Party shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party.  No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.  All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternative, successively, or concurrently at such time or at such times as the Secured Party deems expedient.

Section 14.  Suretyship Waivers by Grantors.  The Grantors waive demand, notice, protect, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon, and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, the Grantors assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settling, compromising, or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.  The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties.  The Grantors further waive any and all other surety defenses.

Section 15.  Marshalling.  The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights however existing or arising.  To the extent that it lawfully may, the Grantors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantors hereby irrevocable waive the benefits of all such laws.

Section 16.  Proceeds of Dispositions, Expenses.  The Grantors shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving, or enforcing the Secured Party’s rights under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by §§9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Grantors, and the Grantors shall remain liable for any deficiency in the payment of the Obligations.

Section 17.  Overdue Amounts.   Until paid, all amounts due and payable by the Grantors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest.

Section 18.  Governing Law; Consent to Jurisdiction.   THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE.

Section 19.  Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon the Grantors and their respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal, or unenforceable term had not been included herein.  The Grantors acknowledge receipt of a copy of this Agreement.

[Signature page follows]

[Signature page to Security Agreement]

IN WITNESS WHEREOF, intending to be legally bound, the Grantors have caused this Agreement to be duly executed as of the date first above written.

REFOCUS GROUP, INC.

By:
	Name:	Terence A. Walts
	Title:	President

REFOCUS OCULAR, INC.

By:
	Name:	Terence A. Walts
	Title:	President

Accepted:

MEDCARE INVESTMENT FUND, III, LTD.

By:
Name:
Title: